UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

CASCADIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of Cascadian Therapeutics, Inc., a Delaware corporation (the “Company”), approved the following in connection with the Company’s merger with Seattle Genetics, Inc., a Delaware corporation (“Parent”), and Valley Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger”):

Extended Non-Compete Restrictions

The Committee approved an amendment to the Employee Invention and Confidentiality Agreement, effective as of April 4, 2016, by and between the Company and Scott Myers, our President and Chief Executive Officer, to bind Mr. Myers to a two-year covenant not to compete with the Company. Mr. Myers had not previously been subject to a non-compete covenant. The amendment to Mr. Myers’ Confidentiality Agreement is filed as Exhibit 10.1 hereto.

The Committee also approved an amendment to each of the agreements listed below to bind Julia Eastland, our Chief Financial Officer, Scott Peterson, our Chief Scientific Officer, and Gary Christianson, our Chief Operating Officer, each to a two-year covenant not to compete with the Company.

•	Employee Confidentiality, Invention Assignment and Non-Compete Agreements, effective as of May 17, 2016, by and between the Company and Julia Eastland

•	Employee Confidentiality, Invention Assignment and Non-Compete Agreements, effective as of May 17, 2016, by and between the Company and Scott Peterson

•	Employee Confidentiality, Invention Assignment and Non-Compete Agreements, effective as of May 17, 2016, by and between the Company and Gary Christianson

Ms. Eastman, Dr. Peterson and Mr. Christianson had previously been subject to one-year covenants not to compete. The form amendment to the Employee Confidentiality, Invention Assignment and Non-Compete Agreements for Ms. Eastland, Dr. Peterson and Mr. Christianson is filed as Exhibit 10.2 hereto.

Addition of Tax Preparation Services

The Committee approved an amendment to the Offer Letter of Employment, effective as of May 4, 2016, by and between the Company and Mr. Myers (the “Scott Myers Employment Agreement”) to provide Mr. Myers with services from a tax preparer of his choosing to help Mr. Myers prepare his taxes for three years following the closing of the Merger. The amendment only provides for such tax preparation services, and does not provide for any tax gross-up payments or any other tax-related entitlements. The amendment to the Scott Myers Employment Agreement is filed as Exhibit 10.3 hereto.

The Committee also approved similar amendments to the following executive officer employment agreements to provide such executive officers with three years of tax preparation services following the closing of the Merger:

•	Executive Employment Agreement, effective as of May 17, 2016, by and between the Company and Julia Eastland

•	Executive Employment Agreement, effective as of May 17, 2016, by and between the Company and Scott Peterson

•	Executive Employment Agreement, effective as of May 17, 2016, by and between the Company and Gary Christianson

These amendments also only provide for tax preparation services, and do not provide for any tax gross-up payments or any other tax-related entitlements. The form amendment to the executive officers’ employment agreements is filed as Exhibit 10.4 hereto.

Transaction-Related Payments

The Committee approved one-time payments, contingent upon the execution of the two-year covenant not to compete with the Company, to Mr. Myers and Ms. Eastland to reward them for their extraordinary efforts and additional burdens associated with leading the Company to the signing of the Merger. Mr. Myers’ transaction bonus is in the amount of $3,920,000 and Ms. Eastland’s is the amount of $793,800. Ms. Eastland’s payment was pursuant to her employment agreement, which provides for a special one-time bonus in connection with a change in control transaction. The payments are subject to the closing of the Merger, and will be paid by the Company in a single lump sum within 30 days following the closing.

The form transaction bonus agreement is filed as Exhibit 10.5 hereto.

***

Additional Information about the Amendment to Employment Agreements and Confidentiality Agreements

The summary of the amendments to employment agreements and confidentiality agreements are incomplete and are qualified in their entirety by the Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment to Scott Myers Confidentiality Agreement

10.2	Form of Amendment to Employee Confidentiality, Invention Assignment and Non-Compete Agreements

10.3	Amendment to Scott Myers Employment Agreement

10.4	Form of Amendment to Executive Employment Agreements

10.5	Form of Transaction Bonus Agreement

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment to Scott Myers Confidentiality Agreement

10.2	Form of Amendment to Employee Confidentiality, Invention Assignment and Non-Compete Agreements

10.3	Amendment to Scott Myers Employment Agreement

10.4	Form of Amendment to Executive Employment Agreements

10.5	Form of Transaction Bonus Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cascadian Therapeutics, Inc.

Date: February 7, 2018	By:	/s/ Julia M. Eastland
	Name:	Julia M. Eastland
	Title:	Chief Financial Officer and Chief Business Officer